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                                                                     EXHIBIT 3.1

                                     BY-LAWS

                                       OF

                        THE MAY DEPARTMENT STORES COMPANY
                            (a Delaware Corporation)

                       (as amended through March 18, 2005)

                                   ----------

                                   ARTICLE I.

                             MEETINGS OF SHAREOWNERS

         Section 1. The annual meeting of shareowners shall be held on such date (not more than thirteen months after the most recent annual meeting) and at such place and time as may be fixed by the board and stated in the notice thereof, for the purpose of the election of directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-laws. The annual meeting may be adjourned from day to day until its business is completed.

         Section 2. Written notice of the date, time and place of each annual meeting of the shareowners shall be mailed not less than ten nor more than sixty days previous to the date of such meeting, postage prepaid, to each shareowner of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

         Section 3. The business transacted at any special meeting of shareowners shall be confined to the object or objects specified in the notice therefor, and matters germane thereto.

         Section 4. Written notice of every special meeting of shareowners stating the date, time, place and object thereof, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date specified for such meeting to each shareowner of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

         Section 5. Except as otherwise provided in the Certificate of Incorporation, and subject to the provisions and limitations therein contained, at all meetings of shareowners each shareowner of record shall be entitled to cast one vote for each share appearing on the stock book of the Company as standing in his name, which vote may be cast either in person or by proxy, or power of attorney, but no proxy shall be voted on after three years from its date.

         Section 6. Each shareowner entitled to vote at a meeting of shareowners or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareowner by proxy by any means authorized by the board and lawful under the Delaware General Corporation Law.

         Section 7. No shareowner who is in default in the payment of any part of his subscription for any stock of the Company or who is disqualified by law shall be entitled to vote at any meeting of shareowners.

         Section 8. Every pledgor of stock standing in his name on the books of the Company shall be deemed the owner thereof.

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         Section 9. Except as otherwise provided by law, the Certificate of
Incorporation or these By-laws, the owners of not less than a majority of the shares issued and outstanding, entitled to vote thereat, present in person or by proxy or power of attorney, are requisite for and shall constitute a quorum at all meetings of shareowners for the transaction of business, including the election of directors. The owners of a majority of the shares present in person or by proxy or power of attorney at any meeting, whether or not constituting a quorum, shall have power to adjourn the meeting from time to time (provided that each adjournment shall be for a period not exceeding twenty days), without notice other than announcement at the meeting, and at any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 10. The board of directors, in advance of the meeting of shareowners, shall appoint not less than two persons who are not directors to serve as inspectors of election. It shall be their duty to receive and canvass the votes for election of directors and on any proposal voted on by ballot and to certify the results to the chairman. In all cases where the right to vote upon any share of the Company shall be questioned, it shall be the duty of the inspectors to examine the stock ledger of the Company as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by such person or persons. Each inspector of election before entering upon the duties of such office shall take and subscribe the following oath before an officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

         Section 11. To be properly brought before the annual or any special shareowners' meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board,
(b) otherwise properly brought before the meeting by or at the direction of the board or (c) otherwise properly brought before the meeting by a shareowner. In addition to any other applicable requirements, for business to be properly brought before the annual or any special shareowners' meeting by a shareowner, the shareowner must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of shareowners; provided, however, that in the event that the annual or special meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the first day on which notice or public disclosure of the date of the meeting is given or made to shareowners. Public disclosure shall include, but not be limited to, disclosure in a filing with the Securities and Exchange Commission or similar governmental agency. Such shareowner's notice to the secretary shall set forth as to each matter the shareowner proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and record address of the shareowner proposing such business,
(iii) the class and number of shares of common stock of the Company which are beneficially owned by the shareowner and (iv) any material interest of the shareowner in such business.

         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 11, provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareowner of any business properly brought before the meeting.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

         Section 12. Except as provided in Section 1 of Article II, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Company at the annual meeting may be made at that meeting by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any shareowner of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 105 days prior to the anniversary date of the immediately preceding annual

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meeting of shareowners; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the first day on which notice or public disclosure of the date of the meeting is given or made to shareowners. Public disclosure shall include, but not be limited to, disclosure in a filing with the Securities and Exchange Commission or similar governmental agency. Such shareowner's notice to the secretary shall set forth (a) as to each person whom the shareowner proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the shareowner giving the notice (i) the name and record address of the shareowner and (ii) the class and number of shares of common stock of the Company which are beneficially owned by the shareowner. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be disregarded.

                                   ARTICLE II.

                             THE BOARD OF DIRECTORS

         Section 1. The business and affairs of the Company shall be managed and conducted by or under the direction of a board of ten directors.

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum or by the sole remaining director. A director elected to fill a newly created directorship, and a director elected to fill a vacancy, shall hold office for the remainder of the term of the Class to which such director was elected and until his successor shall be chosen and qualified in his stead.

         Section 2. The directors shall prescribe rules and regulations for voting at all elections and shall cause the result of each such election to be filed with the minutes of the proceedings of the board of directors, or of any committee of the board of directors appointed in accordance with Section 12 of this Article II.

         Section 3. The board of directors at its first meeting after each annual meeting of shareowners, or at any subsequent meeting at which such action may be appropriate, shall elect a chairman of the executive committee, a chairman of the board, a president, a vice chairman of the board, one or more vice presidents, a secretary, a controller, and a treasurer, and such other officers as it may determine. The board of directors shall by resolution provide for the authority and duties of any and all such officers in the management of the Company to the extent not so provided in these By-laws.

         The dates of the commencement and expiration of the term of office of any such officer may be fixed by the board of directors at the time of his election; but unless so fixed, such officer shall hold office from the date of his election until the first meeting of the board of directors following the next ensuing annual meeting of shareowners, or until his successor is elected.

         The chairman of the executive committee, the chairman of the board, the president and the vice chairman of the board shall be members of the board of directors. No other officers need be members of the board of directors.

         Any two offices, except the offices of president and secretary, may be held by the same person.

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         Section 4. If for any reason the election of officers shall not be held on or as of the date fixed therefor, the board of directors shall designate another day for such election.

         Section 5. The board of directors may also appoint such additional officers and agents, including additional vice presidents, one or more assistant treasurers, one or more assistant secretaries and one or more assistant controllers, as it may from time to time deem advisable, and may remove any of the persons so appointed at its pleasure, and may, in its discretion, contract for a definite period of employment for any officer or agent upon such terms as it may deem advisable. The board of directors may by resolution provide for the powers and duties of any and all such additional officers and agents so appointed.

         Section 6. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         All matters coming before the board of directors shall, except as otherwise provided by the General Corporation Law of the State of Delaware ("GCL") or by these By-laws, be determined by a majority vote of the members present, provided that a quorum shall be present.

         Any one or more members of the board of directors or of any committee thereof may participate in any meeting of such board or of such committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

         Section 7. The directors may hold their meetings and cause the books of the Company (except the Stock and Transfer Books) to be kept within or without the State of Delaware, at such place or places as they may from time to time determine.

         Section 8. Subject to Section 15 of this Article II, there shall be an annual meeting of the board of directors on the day of the annual meeting of shareowners in each year or as soon thereafter as convenient, such annual meeting to be at such place and time (and, if applicable, on such date) as the chairman of the board shall designate by written notice to the directors, and regular meetings shall be held on such dates and at such times and places either as the directors shall by resolution provide or as the chairman of the board shall designate by written notice to the directors. Except as above provided, no notice of said annual meeting or such regular meetings of the board of directors need be given.

         Section 9. Special meetings of the board of directors may be called by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary or the treasurer. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or facsimile transmission not later than the day preceding the date of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstance. Special meetings shall be called by one of the foregoing officers in like manner on the written request of five directors, specifying the object or objects of such special meeting. In the event that one of the foregoing officers shall fail to call a meeting within two days after receipt of such request, such meeting may be called in like manner by the directors making such request.

         Section 10. If any vacancy shall occur in the board of directors by reason of death, removal, resignation or otherwise, such vacancy may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

         Section 11. Any director may resign his office at any time, such resignation to be made in writing and delivered to the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary.

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         Section 12. The board of directors shall appoint an executive committee, which shall consist of one or more directors and may from time to time designate the number of such executive committee members that shall constitute a quorum and may provide for the holding of regular meetings thereof. In the absence of any such designation, a majority of the members of the executive committee shall constitute a quorum. To the extent permitted by law (including, without limitation, Section 141(c)(2) of the GCL) and by the Certificate of Incorporation, the executive committee shall have and may exercise all the powers vested in the board of directors during the intervals between the meetings of the board of directors. The affirmative vote of a majority of those present at a meeting of the executive committee, at which a quorum is present, shall be necessary for the adoption of any resolution. The executive committee shall, whenever called upon, report to the board of directors and be subject to its direction, and the board of directors may remove members and appoint new members thereof to fill vacancies therein, and may increase or decrease the membership thereof. Meetings of the executive committee shall be called by the chairman of the executive committee or, upon the request of not less than two members, by the secretary by notice deposited in the mail, sent by telegram or delivered by hand not less than two days prior to the date of such meeting. Waiver of notice by any member of the executive committee, whether before or after the meeting to which such waiver relates, shall be equivalent to notice.

         The board of directors may appoint such other committees, each consisting of one or more directors, as the board of directors may at any time and from time to time deem appropriate; subject to the limitations contained in
Section 141(c)(2) of the GCL, the board of directors from time to time may by resolution prescribe for each such committee such duties, powers and authority as the board of directors shall deem appropriate.

         Section 13. In addition to the powers by these By-laws expressly conferred upon them, the board of directors may exercise such powers and do such lawful acts and things as are not prohibited by law or required by the Certificate of Incorporation or by these By-laws to be exercised and done by the shareowners.

         Section 14. Directors as such may be paid such compensation as the board of directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

         Section 15. Anything in this Article II to the contrary notwithstanding, any action required or permitted to be taken by the board of directors at any regular, annual or special meeting thereof, or by any committee thereof, may be taken without a meeting if all members of the board of directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board of directors or such committee shall be filed with the minutes of the proceedings of the board of directors or such committee.

         Section 16. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareowners entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareowners; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the shareowners. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

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                                  ARTICLE III.

                                ELECTED OFFICERS

         The elected officers of the Company shall be the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, the secretary, the treasurer, the controller, and such other officers of the Company as shall be elected by the board of directors.

                                   ARTICLE IV.

                        AUTHORITY AND DUTIES OF OFFICERS

         Each officer of the Company shall be subject to the control of the board of directors and shall have such duties in the management of the Company as may be provided by appropriate resolution of the board of directors and/or provided in these By-laws.

                                   ARTICLE V.

                       DUTIES OF OFFICERS MAY BE DELEGATED

         In the case of the absence of any officer of the Company, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any other director, or to any other person for the time being.

                                   ARTICLE VI.

                                 INDEMNIFICATION

         Section 1. The Company shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         Section 2. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the law. The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

         Section 3. The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Company, these By-laws or any agreement, vote of stockholders or directors or otherwise.

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                                  ARTICLE VII.

                       POWER OF OFFICERS TO CONTRACT, ETC.

         Section 1. All contracts and agreements, purporting to be the act of this Company shall be signed by such officer(s) of the Company or other person(s) as may be designated by resolution of the board of directors, in order that the same shall be binding upon the Company.

         Section 2. The board of directors may, from time to time, authorize any officer or officers of the Company, or any other person or persons, to sign, countersign and endorse bills of exchange, checks, notes, leases, deeds and other instruments, agreements and documents in behalf of the Company.

                                  ARTICLE VIII.

                                ORDER OF BUSINESS

         Section 1. The order of business at all meetings of the shareowners shall be as follows:

         1.       The election of directors.

         2.       Other matters to be acted upon.

         3.       The reports of officers.

         4.       Election of inspectors of election.

         The order of business at any meeting may be changed by a vote of the owners of a majority of the shares represented at such meeting.

         Section 2. The order of business at meetings of the board of directors shall be as the directors may determine.

                                   ARTICLE IX.

                                 SHARES OF STOCK

         Section 1. The interest of each shareowner shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the board of directors may from time to time prescribe. The certificates of stock shall be signed by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the board of directors may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent or transfer clerk and by a registrar, the signatures of the above designated officers and the seal of the Company upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of its issue.

         Section 2. Shares of stock of the Company shall be transferred only on the books of the Company, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

         Section 3. The board of directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the board of directors, when authorizing the issue of such new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed, or his legal representatives, to

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execute and deliver to the Company a bond with one or more sureties, in such sum as it may direct, indemnifying the Company and its agents against any claim that may be made against it by reason of the issue of such new certificate. The board of directors, however, may refuse to authorize any such new certificate except upon the order of a court having jurisdiction in such matter.

         Section 4. The board of directors may from time to time appoint such transfer agents and registrars of shares as it may deem advisable and may define their powers and duties.

                                   ARTICLE X.

                                    DIVIDENDS

         Subject to the limitations and provisions set forth in the Certificate of Incorporation of the Company, dividends on the stock of the Company shall be paid at such times and in such amounts as the board of directors shall, from time to time, determine.

                                   ARTICLE XI.

                                 CORPORATE SEAL

         The corporate seal shall consist of the words "THE MAY DEPARTMENT STORES COMPANY" arranged in a circular around the words and figures "Corporate Seal -- Delaware" and shall be kept by the secretary in the office of the Company. The impression of the seal may be made and attested upon contracts, certificates of stock and other papers requiring the seal of the Company, when authorized by resolution of the board of directors, by the secretary, or by an assistant secretary or by any other officer of the Company, and the board of directors may authorize the use of a duplicate corporate seal by any assistant secretary or other officer of the Company.

                                  ARTICLE XII.

                                   FISCAL YEAR

         The fiscal year of the Company shall end on the Saturday closest to the 31st day of January in each year.

                                  ARTICLE XIII.

                                   AMENDMENTS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors, by vote of two-thirds of the entire board of directors of the Company, is expressly authorized to adopt, repeal, alter, amend or rescind the foregoing By-laws at any meeting of the board of directors, provided that the substance of the proposed amendment or addition or the subject matter thereof shall have been submitted in writing at a preceding meeting of the board of directors or notice thereof shall have been given to the directors; waiver of notice by any director being deemed equivalent to such notice to him.

         The By-laws may also be amended at any general or special meeting of shareowners, provided notice of the proposed amendment shall have been given in the call for such meeting.


                                  ARTICLE XIV.

                                WAIVER OF NOTICE

         Any notice required to be given by law or by the Certificate of Incorporation or by these By-laws may be waived in writing, and such waiver may be made either before or after the act or event to which the same relates.